Exhibit 10.29

CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY [***], HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE REGISTRANT HAS DETERMINED THE INFORMATION IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

ARS Supply Agreement

1.1
This ARS Supply Agreement (“Agreement”), effective as of the Effective Date (as defined below), is by and between ARS Pharmaceuticals Operations, Inc., a company with registered offices at 11682 El Camino Real, Suite 120, San Diego, California 92130, United States (“ARS” or “Buyer”) and Nuova Ompi S.r.l., a company duly organized and existing under the laws of Italy, having its registered office at Via Molinella, 17, Piombino Dese, 35017 - Padova, Italy (together with its Affiliates, “Nuova Ompi” or “Supplier”), a wholly owned subsidiary of Stevanato Group S.p.A., a company organized under the laws of Italy, whose stock is currently traded on the New York Stock Exchange (“Parent”), for Supplier to supply glass microvials described in Appendix A (the “Product”) to ARS for commercial purchase by ARS of the Products to support the manufacture of neffy®, including to (i) start a project at one or more of Supplier’s facilities to qualify new Product production lines, including purchase of specific equipment to be made as soon as possible hereafter to honor Supplier’s obligations hereunder; and (ii) reserve for ARS and its affiliates, a certain manufacturing priority on Supplier’s current and future Product production lines during the term of this Agreement, in each case in accordance with the terms and conditions of this Agreement.

ARS and Nuova Ompi are referred to individually as a “Party” and collectively as the “Parties.” “Affiliate” means with respect to Supplier the Mexican company OMPI N.A.S. de RL de CV, with registered office at Calle Canada 130, Parque Industrial Nacional Ciénega de Flores · Nuevo Leon, 65550 · México.

1.2
This Agreement includes provisions relating to, among other items:
(i)
the specific minimum calendar year quantities of Products that ARS is obligated to purchase from Supplier and Supplier is obligated to supply to ARS in connection with this Agreement;
(ii)
ARS’s purchase forecasts; and
(iii)
the investment fee to be paid by ARS to Supplier to support the purpose of this Agreement.
1.3
This Agreement and the Quality Agreement (as defined below) represent the entire agreement between the Parties with respect to the supply of Products and supersedes all prior written or oral agreements or understandings of any kind between the Parties with respect to the same purpose. Any and all information disclosed by or on behalf of a Party (the “Disclosing Party”) or its affiliates to the other Party (the “Receiving Party”) prior or throughout the duration of this Agreement, whether in writing, orally or which is learned by Receiving Party through observation during visits (also virtual visits) at Disclosing Party’s or its affiliates’ facilities (collectively “Confidential Information”) shall be considered and treated as confidential by Receiving Party using the same degree of care as it uses to protect its own confidential information of like nature, shall not be disclosed to any third party without the prior written approval of Disclosing Party and shall be used solely to implement and conduct this Agreement and not for any other purpose. Confidential Information does not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by or on behalf of the Receiving Party or its affiliates, (ii) was lawfully in the Receiving Party’s or any of its affiliates’ possession from a source other than the Disclosing Party at the time of disclosure by the Disclosing Party without any obligation of confidentiality or restriction on use; (iii) becomes available to the Receiving Party on a non-confidential basis from a source other than the Disclosing Party or its affiliates provided that such source is not reasonably known by the Receiving Party to be bound by a obligations of confidentiality to the Disclosing Party or its affiliates, or (iv) is independently developed by the Receiving Party or its affiliates without use of, reference to, or reliance upon, the Confidential Information of the Disclosing Party. Notwithstanding any of the foregoing, the Parties may disclose Confidential Information in order to comply with a law, an order of a competent court or administrative agency, but provided the Receiving Party has given the Disclosing Party prompt written notice of such requirements so that the Disclosing Party may seek to obtain appropriate protective remedies against such disclosure, and if no such remedy is obtained the Receiving Party shall disclose only the minimum amount of Confidential Information that is necessary in order to comply with the legal requirement. These confidentiality and non-use obligations shall remain effective for the entire duration of this Agreement and shall survive after its expiration or termination for any reason whatsoever for an additional period of [***] years. It is acknowledged that Supplier may use third-party subcontractors or suppliers to conduct operations needed to deliver the Product; provided that Supplier shall ensure that all such third-party subcontractors or suppliers comply with the terms of this Agreement, and shall be fully responsible and liable for the actions/omission of any and all such third-party subcontractors or suppliers that if taken or omitted by Supplier would constitute a breach of this Agreement. Without limiting the foregoing, Supplier shall enter into a confidentiality agreement with any such third-party subcontractor or supplier which imposes confidentiality, non-disclosure and non-use obligations applying to protect the Confidential Information of ARS under terms at least as restrictive as those contained herein.
1.4
ARS’s neffy® is an epinephrine drug approved by the FDA.

Starting from the Effective Date, Supplier shall start training its employees for manufacturing micro vials from multiple sites and will establish the relevant manufacturing force, assets and capabilities needed to comply with its obligations under this Agreement (“Nuova Ompi Investment”).

On or after the Effective Date, Nuova Ompi shall issue an invoice to ARS for a sum of [***] Euro ([***] €.) (the “Investment Fee”). The Investment Fee will be due in accordance with such invoice, and shall be paid by ARS within [***] calendar days from the date of ARS’s receipt of such invoice, and such amount is non-refundable.

1.5
Supplier shall maintain a reservation for ARS of
(a)
[***] units of Products in the calendar year 2025; and
(b)
[***] units of Products per calendar year starting from year 2026 (such amount with respect to the applicable calendar year, as may be adjusted pursuant to the remainder of this Section 1.5 or Section 5.2, the “Priority Reservation”).

Through the Term, should ARS require additional Products for any calendar year exceeding the then-effective Priority Reservation for such calendar year, it shall provide Supplier [***] months’

prior written notice of the request of increase, and Supplier will increase the Priority Reservation accordingly with no additional costs to ARS, provided that the Priority Reservation per calendar year shall not exceed [***] units of Products (“Maximum Priority Reservation Volume”), provided further that ARS shall provide Supplier [***] months’ prior written notice if it intends to increase the Priority Reservation for a calendar year to more than [***] percent ([***]%) of the then-current amount of the Priority Reservation for the preceding calendar year. Supplier will establish new manufacturing force, assets and capacities to meet the Priority Reservation pursuant to the estimated timelines set forth herein. For clarity, Supplier will not be responsible for any delays that are due to or relate to any act, omission or circumstance beyond Supplier’s reasonable control.

1.6
For the avoidance of doubt, any existing or new assets and production lines on which Priority Reservation is granted to ARS shall at all times be and remain the sole property of Supplier and ARS shall acquire no right or title in relation thereto except for the Priority Reservation.
1.7
Apart from the Priority Reservation, no exclusivity right is granted to ARS, and therefore Supplier remain free to use any existing or new glass microvials assets for any other customer. For example, if ARS’s POs for a calendar year is less than the Priority Reservation for that calendar year, Supplier may devote the remaining manufacturing capacity to other customers, subject to the obligation of take or pay under Section 5.5.
2.
Term

This Agreement enters into force on October 4, 2024 (“Effective Date”), and will expire on December 31, 2035, unless earlier terminated pursuant to Section 8 (such term, the “Term”).

3.
Representations and Warranties; Specification of Services and Deliverables
3.1
Mutual Representations and Warranties. Each Party represents and warrants that (a) it is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, (b) it has full power and authority to enter into this Agreement, (c) this Agreement has been duly authorized, and (d) this Agreement is binding upon it.
3.2
Product Information
3.2.1
Supplier enters into this Agreement to produce Products to support ARS’s prefilled microvial and device manufacturing.
3.2.2
Supplier represents and warrants that it will manufacture and supply Products, in accordance with the specifications attached to this Agreement as Appendix A (the “Product Specifications”), the Quality Agreement, and applicable laws.
3.2.3
Supplier represents and warrants that the labelling and packaging of the Product will conform to the Product Specifications at the time of manufacture.
3.2.4
Product Specifications can be amended only with written approval from both Parties. The representations and warranties set forth above in this Section 3 are the sole representations and warranties provided by Supplier regarding the Products. Supplier disclaims any other representations or warranties regarding the Products, including without limitation any implied warranties for fitness for a particular purpose or merchantability. In the event of a failure of Supplier to meet any of the above warranties,

Supplier will repair or replace such non-conforming Product, or at Supplier’s election, provide a credit for the amount paid by ARS for such non-conforming Product. Except for Supplier’s indemnification obligations as per Section 9.1, the provisions of this Section 3.2.4 constitute ARS’s sole remedy and Supplier’s sole liability with respect to non-conforming Products in connection with this Agreement.
3.3
Supplier represents that it has and will maintain appropriate technical, organizational, and physical security technologies, processes, procedures and controls aligned with the standard in the industry in which Supplier operates that are designed to protect its information technology systems, operational technology systems, networks, internet-enabled applications and/or devices and the data contained within such systems, including without limitation Confidential Information hereunder, from loss or accidental or unauthorized loss, destruction, alteration, disclosure of, access to, or loss of control thereof and otherwise uses reasonable endeavors to maintain industry-standard cyber security; and has in place appropriate plans and procedures to allow it to respond efficiently and effectively to any data loss or unauthorized destruction, alteration, disclosure, or access thereto. If Supplier becomes aware of any such incident which affects or is likely to affect the ARS’s Confidential Information, it shall promptly notify ARS.
4.
Terms of Delivery
4.1
Unless the Parties agree in writing to an alternate term of delivery, Products will be delivered [***] or [***].
4.2
[Reserved.]
4.3
Delivery paperwork and physical pallets will be labeled by Supplier to clearly identify contents.
5.
Forecast and Order Processes
5.1
Subject to the obligation of take or pay provided for in Section 5.5, within [***] days after the Effective Date and on a rolling [***]-month basis, ARS will provide Supplier a rolling [***] month forecast for the Products (“Forecast”).

The Product quantities in the first [***] months of each Forecast will be the “Firm Commitment”, the Product quantities in the second [***] months of each Forecast shall be the “Short Term Forecast”, and the Product quantities in the last [***] months of each Forecast shall be the “Extended Forecast” and such definition shall roll every time the Forecast is updated.

When updating the Forecast, ARS shall have the right to:


with respect to setting the Short Term Forecast for a calendar year, to increase or decrease up to [***] percent ([***]%) of the Extended Forecast covering such year under a previous Forecast.

with respect to setting the Firm Commitment for a calendar year, to increase or decrease up to [***] percent ([***]%) of the Short Term Forecast covering such year under a previous Forecast.

[***]

5.2
With respect to each calendar year, if the Firm Commitment for such year exceeds the then-effective Priority Reservation for such year (before adjustment under this Section 5.2), Priority

Reservation for such year shall be increased to be [***], provided that in no event will the Priority Reservation for a given calendar year exceed [***].
5.3
ARS shall endeavor to inform Supplier of any significant anticipated long-range increases (i.e., increases of more than [***] percent ([***]%) of the current demand outside of the 3-year forecast) to facilitate accurate priority planning by Supplier.
5.4
Supplier will order raw materials and prepare manufacturing facilities in preparation of any Priority Reservation.
5.5
The duty to comply with the Priority Reservation for each calendar year during the Term shall be a “take or pay” obligation of ARS, and accordingly, should ARS, for any reason whatsoever fail to purchase Products that meet the Priority Reservation for an applicable calendar year during the Term, then ARS shall pay Supplier a payment equal to [***].
5.6
For each calendar year, ARS shall issue firm and irrevocable purchase orders (“Purchase Orders” or “POs”), for the purchase of Products equal to or greater than the Priority Reservation for such calendar year. Each such Purchase Order will designate the quantity of Product and delivery date(s).
5.7
From time to time, ARS may have a need to issue Purchase Orders with a shortened or expedited lead time, in which case Supplier shall use commercially reasonable efforts to reduce the standard lead times and make reasonable effort to expedite delivery at ARS’ reasonable cost.
5.8
POs are non-cancelable, once accepted by Supplier pursuant to Section 5.10. A Purchase Order may only be revoked if immediately replaced by an equivalent Purchase Order with intent to resolve a bona fide error or change, including but not limited to correction of a delivery address or incorrect item number.
5.9
Supplier agrees to use commercially reasonable efforts to adjust or modify the delivery address and deliver to ARS or another location as indicated, if it is feasible when requested in writing.
5.10
Supplier shall acknowledge receipt of each Purchase Order within [***] working days after the receipt of such Purchase Order, although acknowledgment does not imply an acceptance of the Purchase Order, and shall notify ARS in writing within [***] working days after the receipt of such Purchase Order whether it accepts or rejects such Purchase Order. No PO is deemed accepted until expressly confirmed in writing by Supplier within [***] working days after the receipt of such Purchase Order. If Supplier does not agree with the requested delivery date, Supplier shall notify ARS within [***] working days after receipt of the Purchase Order, in order to agree on a reasonable delivery date. Supplier shall be obligated to supply ARS with Product in the amount of the Priority Reservation for the applicable calendar year and shall not reject a Purchase Order on the basis of the quantity of Product specified therein, unless such quantity, together with the quantity of Product under Purchase Orders previously accepted for such calendar year, exceeds the Priority Reservation for such calendar year.
5.11
Supplier will provide ARS with an “Open Order Status Report” on a quarterly basis, or upon request.

6.
Product prices
6.1
Prices are [***] and based on numbers of pallets ([***] units per pallet) per Purchase Order release quantity.

[***] Pallets

$[***]

[***] Pallets

$[***]

[***] Pallets

$[***]

6.2
With agreement in writing by both Parties, the ordering location can specify an alternate Incoterm and acknowledge a mutually agreed appropriate price adjustment solely as necessary to account for the change in Incoterm.

6.3
Supplier shall issue an invoice to ARS for the price of Products upon the delivery of such Products to ARS under Section 4. Payment terms will be [***] days invoice date and are subject to the Incoterms provided hereunder; thereafter, a late payment penalty shall apply, at the interest rate of the lower of [***].
6.4
Price Adjustments. The price and tiers are fixed as shown in Section 6.1 for the calendar year 2025. For subsequent years, both Parties agree to an annual adjustment that reflects [***] (the “Cap”).
6.5
However, in the case of material and extraordinary increase in Supplier’s cost of manufacturing the Products that can be documented, Supplier shall have the right to increase proportionally the prices of the Products but will need to return to the previous price once the extraordinary material increase is no longer applicable. Supplier shall provide ARS with prompt written notice and provide reasonable justification to exceed the Cap. Price adjustment will be discussed in good faith and resolved by October 15th of each year. The price will be in effect for the following calendar year for deliveries January 1st to December 31st; POs issued prior to January 1 of such year for which the deliveries will be made between January 1st and December 31st of such year, will need to be updated to the revised annual price.
6.6
Supplier shall be entitled to increase prices of the Product resulting from changes made to the Product Specifications of the Product as requested by ARS by providing ARS with an estimate of such increase at least [***] months before such price increase shall become effective.
7.
Supplier Delivery Performance
7.1
Non-conformance will be handled per the terms of the quality agreement executed between Supplier and ARS’s Affiliate ARS Pharmaceuticals, Inc. on May 9, 2024 (“Quality Agreement”).
7.2
ARS measures “on time, in full” deliveries. The goal is to deliver on the requested date in the requested quantities. This metric will be measured by ARS and communicated at least once per year. Supplier will make reasonable effort to improve performance to the metric, the expected levels of performance, and the process for calculation. The numerical goal should be better than [***]% for 2025, and better than [***]% for 2026 and beyond.
7.3
Method of calculation: the ship date agreed under each confirmed Purchase Order is the date used to calculate the Supplier’s delivery performance. It is the date the Supplier commits to ship and is accepted by ARS. The actual ship date will be expected to be [***] days to be on-time.
8.
Termination
8.1
Right to Terminate.
8.1.1
The Parties may terminate this Agreement upon mutual written consent of both Parties.
8.1.2
ARS may terminate this Agreement in whole for any reasonable business reasons, including in the event of a regulatory action preventing the supply of neffy®, by written notice to Supplier. Such termination will be effective at the end of the calendar year following the calendar year during which ARS provides such termination notice to Supplier, or on a later date if the notice so specifies.
8.1.3
Either Party may terminate this Agreement at any time upon [***] days prior written notice to the other Party for material breach of this Agreement by the other Party if such breach is not cured to the non-breaching Party’s reasonable satisfaction within such [***] day period; provided, however, that such [***] day period shall be extended an additional [***] days as agreed by the Parties in writing if the identified breach is incapable of cure within [***] days and if the breaching Party provides a plan and timeline to cure the breach, promptly commences efforts to cure the breach and diligently prosecutes such cure.
8.2
Termination or expiration of this Agreement shall not relieve any Party of any of its obligations accrued prior to the effective date of termination or expiration. Without limiting the foregoing, the following sections will survive the termination or expiration of this Agreement: Sections 1.3, 3.2 (with respect to Products supplied or ordered prior to the termination or expiration of this Agreement), 3.3, 8.2, 9, 10, and 11.
9.
Indemnification and Limitation of Liability
9.1
Supplier shall indemnify, defend and hold harmless ARS and its employees, officers, directors, agents, representatives, shareholders, contractors, successors and assigns from and against all losses, liabilities, and expenses (including attorneys’ fees, experts’ fees, and litigation costs) resulting from third party claims arising out of any gross negligence, recklessness or wrongful intentional acts or omissions of Supplier, except to the extent such third party claims arise out of any negligence, recklessness or wrongful intentional acts or omissions of ARS.
9.2
As a condition to ARS’s right to receive indemnification under Section 9.1, it shall: (i) promptly notify Supplier as soon as it becomes aware of a claim or suit for which indemnification may be sought pursuant hereto (provided that any failure to promptly notify Supplier will relieve Supplier of its obligations under Section 9.1 only to the extent it is prejudiced by such delay); (ii) reasonably cooperate, and cause the individual indemnitees to reasonably cooperate, with Supplier in the defense, settlement or compromise of such claim or suit; and (iii) permit Supplier to control the defense, settlement or compromise of such claim or suit, including the right to select defense counsel. In no event, however, may Supplier compromise or settle any claim or suit in a manner which admits fault or negligence on the part of ARS or any indemnitee without the prior written consent of ARS, which shall not be unreasonably withheld.
9.3
Except for Supplier’s indemnification obligations under Section 9.1, the remedy set forth in Section 3.2.4 above shall constitute ARS’ sole remedy and Supplier’s sole liability or responsibility in connection with any Product non-conformance or breach of a representation or warranty by Supplier herein. Subject to the foregoing sentence, in no event shall Supplier’s liability in connection with this Agreement exceed the [***] of (a) [***], or (b) USD [***] ([***] dollars).
9.4
Neither Party shall, under any circumstances, be liable for any special, indirect, consequential or incidental damages arising out of or in connection with this Agreement.
9.5
Notwithstanding the foregoing, Section 9.3 and Section 9.4 shall not be construed to limit (i) Supplier’s indemnification obligations under Section 9.1, (ii) either Party’s liability for breach of confidentiality obligations, or (iii) either Party’s liability for gross negligence or willful misconduct.
10.
Transfer and Assignment
10.1
Neither Party may assign or otherwise transfer any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other Party, which shall not be unreasonably withheld or delayed; provided, however, that either Party may assign its right and delegate its duties under this Agreement without the approval of the other Party to (i) an affiliate (in the case of ARS as the assigning Party) or Affiliate (in the case of Supplier as the assigning Party); (ii) an entity which acquires all or substantially all of the assets of the assigning Party to which this Agreement relates; or (iii) to the successor in a merger or acquisition of the assigning Party.
10.2
Any attempted assignment in violation of this provision shall be null and void. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors, heirs and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any other person other than the Parties hereto or their respective successors, heirs and permitted assigns, any rights, remedies, obligations.
11.
Integrated Agreement, Amendments, Signature of Approval and Governing Law, and other General Provisions
11.1
Neither Party relies upon any representation whatsoever by the other Party, other than representations in this Agreement and the Quality Agreement. In case of discrepancy between the Agreement and the Quality Agreement the Agreement shall prevail except per quality issues in which case the Quality Agreement shall prevail.
11.2
No amendment to this Agreement will be binding on either Party unless it is in writing and signed by an authorized representative of each Party or executed in another manner expressly provided by this Agreement. Such an amendment does not require the consent or agreement of any third party, even if the third party is beneficiary of this Agreement.
11.3
This document may be executed in separate identical copies (counterparts), each of which is considered an original, but all of which, when taken together, are one agreement. This Agreement and any further amendments hereto, to the extent signed and delivered by electronic transmission (e.g., portable document format (.pdf) or DocuSign), shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof. At the request of a Party, the other Party shall re-execute original forms thereof and deliver them to the Party who made said request.
11.4
This Agreement shall be construed and interpreted in accordance with and governed by the laws of Delaware without giving effect to any conflict-of-law’s provisions and each Party hereto expressly agrees to submit to the exclusive jurisdiction of the competent courts of Wilmington, Delaware.
11.5
Notwithstanding anything to the contrary in this Agreement, nothing contained in this Agreement will preclude a Party from seeking or obtaining preliminary or permanent equitable relief, including specific performance, from any court of competent jurisdiction if necessary to avoid irreparable harm, maintain the status quo, or preserve the subject matter of a dispute.

11.6
If any provision hereof is held invalid, illegal, or unenforceable in any respect in any jurisdiction, then the Parties will negotiate in good faith to promptly substitute on agreed valid provisions for such invalid, illegal, or unenforceable provisions, which valid provisions in their economic effect are sufficiently similar to the invalid, illegal, or unenforceable provisions that most closely effectuate the original economic intent of the Parties. In case such valid provisions cannot be agreed upon, the invalid, illegal, or unenforceable nature of one or several provisions of this Agreement will not affect the validity of this Agreement as a whole, unless the invalid, illegal, or unenforceable provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the invalid, illegal, or unenforceable provisions.
11.7
No failure on the part of either Party to exercise, and no delay in exercising, any right, power, remedy or privilege under this Agreement, or provided by statute or at law or in equity or otherwise, will impair, prejudice or constitute a waiver of any such right, power, remedy or privilege, or be construed as a waiver of any breach of this Agreement or as an acquiescence therein, nor will any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege.
11.8
Neither Party shall be held liable to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in performing any obligation under this Agreement to the extent such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, potentially including embargoes, war, acts of war (whether war be declared or not), acts of terrorism, insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, fire, floods, or other acts of God, or acts, omissions or delays in acting by any governmental authority or the other Party. The affected Party shall notify the other Party of such force majeure circumstances as soon as reasonably practical, and shall promptly undertake commercially reasonable efforts to cure such force majeure circumstances.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the Effective Date.

Nuova Ompi S.r.l.

By: /s/ Riccardo Butta

Name: Riccardo Butta

Title: President, Americas

Date: 10/9/2024

ARS Pharmaceuticals Operations, Inc.

By: /s/ Richard Lowenthal

Name: Richard Lowenthal

Title: Chief Executive Officer

Date: 10/8/2024

Appendix A

Product Specifications

[***]